Exhibit 99.1

NEWS RELEASE
PARSLEY ENERGY ANNOUNCES FIRST QUARTER 2020 FINANCIAL AND OPERATING RESULTS; PROVIDES UPDATE ON 2020 DEVELOPMENT PLANS
AUSTIN, Texas, May 4, 2020 – Parsley Energy, Inc. (NYSE: PE) (“Parsley,” “Parsley Energy,” or the “Company”) today announced financial and operating results for the quarter ended March 31, 2020. Additionally, Parsley provided an update to its 2020 development program. The Company has posted a presentation to its website that supplements the information in this release.
Updated 2020 Outlook
•On March 11, 2020, the World Health Organization declared the novel coronavirus 2019 (“COVID-19”) a pandemic. COVID-19 has had a material negative impact on global economic activity and, as a result, has also caused significant global oil demand destruction. This unprecedented decline, combined with recent periods of increased production from foreign oil producers (most notably Saudi Arabia and Russia), resulted in a sharp drop in near-term oil prices.
•In light of this lower commodity price environment, Parsley is revising its baseline capital budget assumption from a $30-$35 WTI oil price to a $20-$30 WTI oil price for the remainder of 2020. In this environment, the Company is reducing its 2020 capital budget to less than $700 million, with reported 1Q20 capital expenditures of $379 million representing more than 50% of this revised full-year budget.
•With regional oil prices recently trading below $20 per barrel, Parsley has suspended all new drilling and completion activity in the near-term. Parsley’s future activity plans will continue to be driven by unhedged return profiles.
•Parsley remains committed to free cash flow generation and, in the context of $20-$30 WTI oil prices for the remainder of the year, is now targeting at least $300 million of free cash flow(1) in 2020. In a lower oil price environment, Parsley will adjust as needed to preserve its balance sheet.
Recent Highlights
•Parsley made strides on multiple fronts over the past three months to reinforce the strength of its balance sheet:
◦In the first quarter of 2020, Parsley lowered its cost of debt and extended its debt maturity profile by refinancing its outstanding 6.250% senior unsecured notes due 2024 with 4.125% senior unsecured notes due 2028.
◦Throughout March, Parsley added to its 2020 and 2021 hedge positions, further insulating the Company’s cash flow in the event of a prolonged downturn in oil prices.
◦In April, Parsley entered into an amendment to its revolving credit agreement, which reaffirmed its borrowing base at $2.7 billion, increased the elected commitment amount from $1.0 billion to $1.075 billion, and extended the maturity date by two years to October 28, 2023.
•Declared 2Q20 quarterly dividend of $0.05 per share(2) payable on June 19, 2020.
•Parsley successfully integrated the assets of Jagged Peak Energy Inc. (“Jagged Peak”), following the acquisition closing on January 10, 2020. Parsley is reaffirming its previously disclosed synergy targets for corporate cost optimization, which were outlined when the transaction was announced in October 2019.
•1Q20 net oil production increased 41% quarter-over-quarter and 61% year-over-year to 126.6 MBo per day. Total 1Q20 net production averaged 197.0 MBoe per day.
Summary Comment and Outlook
“In the face of unparalleled global demand destruction, one thing of certainty is that demand will recover from recent lows, but the magnitude and timing are less clear,” commented Matt Gallagher, Parsley’s President and CEO. “In these challenging times, we remain focused on controlling what we can control and making sound incremental investment decisions based on the facts at hand. Parsley responded decisively on multiple fronts to adapt to rapidly changing market conditions over the past two months and our company is well built for the endurance test now facing the industry. Parsley’s 2020 activity plans will remain flexible, but we remain inflexible in our commitment to allocate incremental capital based on unhedged rates of return in prevailing market conditions. Regardless of the activity scenario we pursue for the remainder of the year, we are committed to generating healthy free cash flow in 2020, exiting the year with a solid balance sheet, ample scale, a shallower oil base decline, and visibility to sustained free cash flow in 2021 and beyond. In short, we will endure with relevance.”

Operational Update
During the first quarter of 2020, the Company spud 51 and placed on production 46 gross operated horizontal wells. Parsley’s working interest on wells placed on production was approximately 97%, with an average completed lateral length of approximately 9,400 feet. The Company placed on production 28 gross operated horizontal wells in the Midland Basin, with the remainder placed on production in the Delaware Basin.
During January and February, Parsley operated 15 development rigs and five frac spreads before steadily dropping activity throughout March. In April, as a result of regional oil prices trading below $20 per barrel, Parsley temporarily suspended all new drilling and completion operations. Parsley plans to reactivate operations at a stabilized activity level of four-to-five rigs and one-to-two frac spreads when oil market fundamentals are more constructive and in line with Parsley’s baseline price assumptions. As a result of these reduced activity levels, Parsley estimates that it will record a charge of approximately $15 million during 2Q20 related to the early termination of certain rig contracts.
In mid-March, Parsley began voluntarily shutting in approximately 400 wells, most of which are vertical wells, for economic reasons. Net oil production associated with these higher per-Boe cost wells was approximately 1-2 MBo per day. In mid-April, Parsley voluntarily shut in several pads that were flaring natural gas, most of which were recently acquired from Jagged Peak in the Delaware Basin. These wells had combined net oil production of approximately 4-5 MBo per day. Throughout the first quarter, Parsley implemented various midstream solutions to mitigate flaring on the recently acquired assets and expects to significantly and more permanently mitigate flaring on these remaining Delaware Basin pads in the coming months.
In addition to the aforementioned shut-ins of 5-7 MBo per day, Parsley expects to voluntarily curtail up to 23 MBo per day of net oil production volumes in May based on near-term regional pricing dynamics. Parsley does not expect to incur any transportation-related deficiency expenses as a result of these temporary production curtailments. Parsley will continue to evaluate its voluntary curtailment level on a regular basis and will adjust production levels quickly and responsibly as market conditions evolve.
Financial Update
Healthy execution in 1Q20 translated to strong performance in key financial measures.
Profitability
During 1Q20, the Company recorded net loss attributable to its stockholders of $3.4 billion, or $9.20 per share. Excluding, on a tax-adjusted basis, certain items that the Company does not view as indicative of its ongoing financial performance, adjusted net income for 1Q20 was $107.2 million, or $0.29 per share.(1)
Adjusted earnings before interest, income taxes, depreciation, depletion, amortization, and exploration expense (“Adjusted EBITDAX”) for 1Q20 was $457.2 million.(1)
As a result of the recent fall in oil prices and Parsley’s decision to significantly reduce its near-term development activity plans, the Company recognized a non-cash impairment charge of $4.4 billion for certain proved reserves during 1Q20. In addition, the Company recognized leasehold abandonment and impairment charges associated with unproved oil and natural gas properties of $557 million during 1Q20.
Realized Pricing
During 1Q20, Parsley reported an average unhedged oil price realization of $45.32 per Bbl net of transportation costs, representing a discount of $0.49 to the average WTI Cushing price(3) for the quarter.
Operating Costs
During the first quarter of 2020, the Company reported lease operating expense (“LOE”) per Boe of $4.11. Parsley expects supplier price reductions, the shut-in of higher per-Boe cost vertical wells, and continued utilization of the Company’s integrated water handling system will help offset a decrease in near-term production volumes. However, given ongoing uncertainty relating to commodity prices and the Company’s production volumes, which has created a uniquely challenging operating environment, Parsley is temporarily suspending its unit cost guidance.

Both general and administrative expense (“G&A”) per Boe and cash based G&A per Boe(1), which excludes stock-based compensation expense, decreased quarter-over-quarter and year-over-year to $2.01 and $1.65, respectively, representing Company-low record levels in each case. Encouraging G&A cost trends are a function of ongoing corporate cost savings initiatives including Executive Vice Presidents and more senior officers electing to reduce their respective 2020 cash compensation by at least 50% when compared to 2019. During 1Q20, Parsley incurred restructuring and other termination costs of $34.8 million and acquisition costs of $14.4 million, largely related to severance agreements, relocation expenses and advisor fees associated with Parsley’s acquisition of Jagged Peak. These one-time costs are reported separately from the

Company's G&A and cash based G&A. Parsley now expects full-year 2020 cash based G&A of approximately $130 million, a reduction of approximately $35 million versus the midpoints of prior guidance.(4)

Healthy realized oil pricing and continued focus on cost controls drove a strong operating cash margin of $22.34 per Boe, or 72% of the Company’s average realized price per Boe.(1)
Capital Expenditures
Parsley reported capital expenditures of $379 million during the first quarter of 2020, comprised of $372 million for operated drilling, completion, and equipment activity, and $7 million associated with water infrastructure and non-operated development activity. Parsley is reducing its full-year 2020 capital guidance from less than $1.0 billion to less than $700 million.
Return of Capital Program
Parsley Energy today announced that its Board of Directors declared a quarterly dividend of $0.05 per share.(2) The dividend is payable on June 19, 2020, to shareholders of record on June 9, 2020.
Liquidity and Hedging
The Company entered into an amendment to its revolving credit agreement on April 27, 2020, which reaffirmed its borrowing base at $2.7 billion, increased the elected commitment amount from $1.0 billion to $1.075 billion, and extended the maturity date by two years to October 28, 2023. As of March 31, 2020, Parsley had approximately $739 million of liquidity, consisting of $45 million of cash and cash equivalents and an availability of $693 million on the Company’s revolver.(5)
In this lower commodity price environment, Parsley proactively managed its hedge position, restructuring its existing 2020 hedge positions to provide additional protection against lower oil prices using swaps and two-way collars. Additionally, Parsley has also moved aggressively to protect its 2021 cash flow by adding swap positions.
The Company now expects net settlement gains of nearly $650 million during 2Q20 through 4Q21 under a go forward $30 WTI oil price and current basis differentials.(6) This represents an increase of more than $350 million in aggregate downside protection from the Company's hedge position on February 19, 2020. For details on Parsley’s hedge position, please see the tables below under Supplemental Information and/or, upon availability, the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020.
2020 Guidance(7)
In light of the lower commodity price environment, the Company is reducing its 2020 capital budget to less than $700 million, with reported 1Q20 capital expenditures of $379 million representing more than 50% of this revised full-year budget. Given recent market volatility and ongoing uncertainty, the Company has temporarily suspended its detailed guidance on production, activity and unit costs. For further detail, please see the table below.

	Prior	Revised
	2020 Guidance	2020 Guidance
Production
Annual net oil production (MBo/d)	125-133	Temporarily Suspended
Annual net total production (MBoe/d)	200-210

Capital Program
Total development expenditures ($MM)	$1,600-$1,800	<$700
Drilling, completion, & equipment ($MM)	$1,500-$1,650	<$650
Other ($MM)	$100-$150	~$50

Activity
Gross operated horizontal POPs(8)	180-190
Midland Basin (% of total)	~65%
Delaware Basin (% of total)	~35%	Temporarily Suspended
Average lateral length	9,500’-10,000’
Gross operated lateral footage (000’s)	1,710’-1,900’
Average working interest	~90%

Unit Costs
Lease operating expenses ($/Boe)	$3.50-$4.50
Cash general and administrative expenses ($/Boe)	$2.00-$2.40	Temporarily Suspended
Production and ad valorem taxes (% of total revenue)	6%-7%

Conference Call Information
Parsley Energy will host a conference call and webcast to discuss its results for the first quarter of 2020 on Tuesday, May 5, 2020 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). Participants should call 877-709-8150 (United States/Canada) or 201-689-8354 (International) 10 minutes before the scheduled time and request the Parsley Energy earnings conference call. A telephone replay will be available through May 12, 2020 by dialing 877-660-6853 (United States/Canada) or 201-612-7415 (International). Conference ID: 13702189. A live broadcast will also be available on the Internet at www.parsleyenergy.com under the “Investors-Events & Presentations” section of the website. The Company has also posted a presentation to its website that supplements the information in this release.
Upcoming Conference Participation
Parsley plans to participate in the Citi Global Energy and Utilities Virtual Conference on May 13, 2020, the RBC Global Energy and Power Executive Conference on June 2, 2020, and the 5th Annual Wells Fargo Securities West Coast Energy Conference on June 9-10, 2020.
About Parsley Energy, Inc.
Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition, development, exploration, and production of unconventional oil and natural gas properties in the Permian Basin. For more information, visit the Company’s website at www.parsleyenergy.com.
Forward Looking Statements
Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The risk factors and other factors noted in the Company’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.
Investor Contacts:
Kyle Rhodes
Vice President - Investor Relations
or
Dan Guill
Investor Relations Analyst

ir@parsleyenergy.com
(512) 505-5199

Media and Public Affairs Contacts:
Katharine McAden
Corporate Communications Manager
or
Kate Zaykowski
Corporate Communications Specialist
media@parsleyenergy.com
(512) 220-7100

- Tables to Follow -

(1)	“Cash based G&A per Boe”, “Adjusted EBITDAX”, “operating cash margin”, “free cash flow (outspend)”, and “adjusted net income” are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). For definitions and reconciliations of the non-GAAP financial measures of Adjusted EBITDAX, operating cash margin, free cash flow (outspend), and adjusted net income to GAAP financial measures, please see the tables and associated commentary below under Reconciliation of Non-GAAP Financial Measures. The Company has also provided a definition and reconciliation of the non-GAAP financial measure of “Discretionary Cash Flow per Share” in the tables and associated commentary below under Reconciliation of Non-GAAP Financial Measures. The Company is unable to present a reconciliation of forward-looking free cash flow (outspend) because components of the calculation, including changes in working capital accounts, are inherently unpredictable. Additionally, estimating the most directly comparable GAAP measure with the required precision necessary to provide a meaningful reconciliation is extremely difficult and could not be accomplished without unreasonable effort. Furthermore, the Company’s current 2020 target of at least $300 million of free cash flow is based on WTI oil prices of $20-$30 for the remainder of the year. In the event of continued market volatility and uncertainty, Parsley may not achieve this free cash flow target.
(2)	Dividend to be paid to all Company equity holders, including shareholders of Class A common stock and holders of Parsley Energy, LLC units/Class B common stock.
(3)	Represents Bloomberg-sourced 1Q20 average WTI Cushing price.
(4)	The midpoints of Parsley’s prior per unit cash G&A and Boe production guidance ranges were $2.20 per Boe and 205 MBoe/d, respectively. This implied 2020 cash G&A expense of approximately $165 million at the midpoints of prior guidance ranges.
(5)	Revolver availability is net of letters of credit.
(6)	Midland, Magellan East Houston, and Brent pricing differentials to WTI Cushing based on forward strip pricing as of 5/1/2020. At $20 WTI and basis differentials as of 5/1/2020, Parsley expects more than $1 billion of net settlement gains during 2Q20-4Q21.
(7)	Except as otherwise stated, all estimates, projections and/or guidance contained in this press release are based on $20-$30 WTI oil price per barrel for the remainder of 2020. If the WTI oil price trades either below or above this range during all or a portion of the remainder of 2020, investors are cautioned that these estimates, projections and/or guidance would be materially impacted.
(8)	Wells placed on production.

Parsley Energy, Inc. and Subsidiaries
Selected Operating Data
(Unaudited)

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Net production volumes:
Oil (MBbls)	11,523	8,241	7,102
Natural gas (MMcf)	16,667	13,966	10,488
Natural gas liquids (MBbls)	3,626	2,882	2,436
Total (MBoe)	17,927	13,451	11,286
Average daily net production (Boe/d)	197,000	146,207	125,400
Average sales prices(1) :
Oil, without realized derivatives (per Bbl)	$45.32	$56.40	$51.83
Oil, with realized derivatives (per Bbl)	$49.17	$55.05	$49.40
Natural gas, without realized derivatives (per Mcf)	$0.31	$0.97	$1.38
Natural gas, with realized derivatives (per Mcf)	$0.50	$0.99	$1.33
Natural gas liquids (per Bbl)	$8.95	$14.14	$17.97
Average price per Boe, without realized derivatives	$31.23	$38.59	$37.78
Average price per Boe, with realized derivatives	$33.88	$37.79	$36.20
Average costs (per Boe):
Lease operating expenses	$4.11	$3.54	$3.65
Transportation and processing costs	$0.79	$1.06	$0.73
Production and ad valorem taxes	$2.07	$2.12	$2.43
Depreciation, depletion and amortization	$15.32	$15.67	$15.39
General and administrative expenses (including stock-based compensation)	$2.01	$3.20	$3.37
General and administrative expenses (cash based)	$1.65	$2.81	$2.90

(1)	Average prices shown in the table reflect prices both before and after the effects of the Company’s realized commodity hedging transactions. The Company’s calculations of such effects include both realized gains and losses on cash settlements for commodity derivative transactions and premiums paid or received on options that settled during the period. Realized oil prices are net of transportation costs.

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except for per share data)

	Three Months Ended March 31,
	2020	2019
REVENUES
Oil sales	$522,172	$368,126
Natural gas sales	5,169	14,452
Natural gas liquids sales	32,435	43,785
Other	5,027	1,308
Total revenues	564,803	427,671
OPERATING EXPENSES
Lease operating expenses	73,608	41,172
Transportation and processing costs	14,195	8,257
Production and ad valorem taxes	37,183	27,407
Depreciation, depletion and amortization	274,680	173,723
General and administrative expenses (including stock-based compensation)	35,964	38,037
Exploration and abandonment costs	561,611	22,994
Impairment	4,374,253	—
Acquisition costs	14,425	—
Accretion of asset retirement obligations	435	345
Gain on sale of property	(10)	—
Restructuring and other termination costs	34,769	—
Other operating income (expense)	169	(811)
Total operating expenses	5,421,282	311,124
OPERATING (LOSS) INCOME	(4,856,479)	116,547
OTHER INCOME (EXPENSE)
Interest expense, net	(41,679)	(33,002)
Loss on early extinguishment of debt	(21,388)	—
Gain (loss) on derivatives	545,692	(119,687)
Change in TRA liability	70,529	—
Interest income	249	291
Other (expense) income	(3,983)	58
Total other income (expense), net	549,420	(152,340)
LOSS BEFORE INCOME TAXES	(4,307,059)	(35,793)
INCOME TAX BENEFIT	570,963	7,790
NET LOSS	(3,736,096)	(28,003)
LESS: NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	369,696	3,939
NET LOSS ATTRIBUTABLE TO PARSLEY ENERGY, INC. STOCKHOLDERS	$(3,366,400)	$(24,064)

Net loss per common share:
Basic	$(9.20)	$(0.09)
Diluted	$(9.20)	$(0.09)
Weighted average common shares outstanding:
Basic	366,064	278,794
Diluted	366,064	278,794

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	March 31, 2020	December 31, 2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$45,274	$20,739
Accounts receivable, net of allowance for doubtful accounts:
Joint interest owners and other	44,709	48,785
Oil, natural gas and natural gas liquids	126,917	192,216
Related parties	5,912	183
Short-term derivative instruments, net	529,431	127,632
Other current assets	56,949	8,818
Total current assets	809,192	398,373
PROPERTY, PLANT AND EQUIPMENT
Oil and natural gas properties, successful efforts method	7,389,684	11,272,124
Accumulated depreciation and depletion	—	(2,117,963)
Total oil and natural gas properties, net	7,389,684	9,154,161
Other property, plant and equipment, net	184,240	170,306
Total property, plant and equipment, net	7,573,924	9,324,467
NONCURRENT ASSETS
Operating lease assets, net of accumulated depreciation	124,233	128,529
Long-term derivative instruments, net	95,335	—
Other noncurrent assets	4,430	4,845
Total noncurrent assets	223,998	133,374
TOTAL ASSETS	$8,607,114	$9,856,214

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$525,913	$416,346
Revenue and severance taxes payable	180,429	154,556
Short-term derivative instruments, net	192,599	158,522
Current operating lease liabilities	55,354	61,198
Other current liabilities	4,028	5,002
Total current liabilities	958,323	795,624
NONCURRENT LIABILITIES
Long-term debt	2,998,688	2,182,832
Deferred tax liability	11,158	193,409
Operating lease liability	71,510	69,195
Payable pursuant to tax receivable agreement	—	70,529
Long-term derivative instruments, net	17,488	—
Asset retirement obligations	27,368	20,538
Financing lease liability	1,706	1,320
Other noncurrent liabilities	188	119
Total noncurrent liabilities	3,128,106	2,537,942
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock
Class A, $0.01 par value, 600,000,000 shares authorized, 378,295,514 shares issued and 377,578,206 shares outstanding at March 31, 2020 and 282,260,133 shares issued and 281,241,443 shares outstanding at December 31, 2019	3,783	2,822
Class B, $0.01 par value, 125,000,000 shares authorized, 35,147,222 and 35,420,258 shares issued and outstanding at March 31, 2020 and December 31, 2019	352	355
Additional paid in capital	6,994,612	5,200,795
(Accumulated deficit) retained earnings	(2,814,540)	570,889
Treasury stock, at cost, 717,308 shares and 1,018,690 shares at March 31, 2020 and December 31, 2019	(11,049)	(17,428)
Total stockholders' equity	4,173,158	5,757,433
Noncontrolling interests	347,527	765,215
Total equity	4,520,685	6,522,648
TOTAL LIABILITIES AND EQUITY	$8,607,114	$9,856,214

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,736,096)	$(28,003)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	274,680	173,723
Leasehold abandonments and impairments	556,512	22,189
Impairment	4,374,253	—
Accretion of asset retirement obligations	435	345
Gain on sale of property	(10)	—
Loss on early extinguishment of debt	21,388	—
Stock-based compensation	11,140	5,322
Deferred income tax benefit	(570,963)	(7,790)
Change in TRA liability	(70,529)	—
(Gain) loss on derivatives	(545,692)	119,687
Net cash received (paid) for derivative settlements	16,902	(5,072)
Net cash received (paid) for option premiums	17,995	(10,440)
Other	3,269	1,056
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	145,516	(37,989)
Accounts receivable—related parties	(5,729)	(2,110)
Other current assets	(3,601)	1,438
Other noncurrent assets	91	(3,308)
Accounts payable and accrued expenses	(129,560)	(15,063)
Revenue and severance taxes payable	25,873	(926)
Other noncurrent liabilities	69	—
Net cash provided by operating activities	385,943	213,059
CASH FLOWS FROM INVESTING ACTIVITIES:
Development of oil and natural gas properties	(281,871)	(352,650)
Acquisitions of oil and natural gas properties	(7,411)	(13,846)
Cash acquired from the Jagged Peak acquisition	53,347	—
Additions to other property and equipment	(2,146)	(11,106)
Proceeds from sales of property, plant and equipment	265	17,486
Other	(1,142)	809
Net cash used in investing activities	(238,958)	(359,307)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under long-term debt	1,140,000	120,000
Payments on long-term debt	(1,223,752)	(120,000)
Payments on financing lease obligations	(639)	(676)
Debt issuance costs	(6,407)	—
Repurchase of common stock	(11,049)	(5,309)
Dividends and distributions paid	(20,603)	—
Distributions to owners from consolidated subsidiary	—	(603)
Net cash used in financing activities	(122,450)	(6,588)
Net increase (decrease) in cash, cash equivalents and restricted cash	24,535	(152,836)
Cash, cash equivalents and restricted cash at beginning of period	20,739	163,216
Cash, cash equivalents and restricted cash at end of period	$45,274	$10,380
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$(38,049)	$(30,493)
Cash received for income taxes	$—	$240
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Asset retirement obligations incurred, including changes in estimate	$3,556	$219
Additions to oil and natural gas properties - change in capital accruals	$96,893	$53,654
Common stock issued for oil and natural gas properties	$1,776,199	$—
Net premiums on options that settled during the period	$(13,004)	$(9,516)

Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDAX
Adjusted EBITDAX is not a measure of net loss as determined by GAAP. Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by the Company’s management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDAX as net loss before depreciation, depletion and amortization, exploration and abandonment costs, net interest expense, interest income, income tax expense, change in Tax Receivable Agreement (“TRA”) liability, stock-based compensation, acquisition costs, impairment on long-lived assets, loss on early extinguishment of debt, gain on sale of property, restructuring and other termination costs, accretion of asset retirement obligations, (gain) loss on derivatives, net settlements on derivative instruments, net premiums on options that settled during the period and other expenses.
Management believes Adjusted EBITDAX is useful because it allows the Company to more effectively evaluate its operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company excludes the items listed above from net loss in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structure, and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net loss as determined in accordance with GAAP or as an indicator of the Company’s operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. The Company’s computations of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDAX is useful to investors as a widely followed measure of operating performance.
The following table presents a reconciliation of Adjusted EBITDAX to the GAAP financial measure of net loss attributable to Parsley Energy, Inc. stockholders for each of the periods indicated.
Parsley Energy, Inc. and Subsidiaries
Adjusted EBITDAX
(Unaudited, in thousands)

	Three Months Ended March 31,
	2020	2019
Adjusted EBITDAX reconciliation to net loss attributable to Parsley, Energy, Inc. stockholders:
Net loss attributable to Parsley Energy, Inc. stockholders	$(3,366,400)	$(24,064)
Net loss attributable to noncontrolling interests	(369,696)	(3,939)
Depreciation, depletion and amortization	274,680	173,723
Exploration and abandonment costs	561,611	22,994
Interest expense, net	41,679	33,002
Interest income	(249)	(291)
Income tax expense	(570,963)	(7,790)
EBITDAX	(3,429,338)	193,635
Change in TRA liability	(70,529)	—
Stock-based compensation	6,390	5,322
Acquisition costs	14,425	—
Impairment on long-lived assets	4,374,253	—
Loss on early extinguishment of debt	21,388
Gain on sale of property	(10)	—
Restructuring and other termination costs	34,769	—
Accretion of asset retirement obligations	435	345
(Gain) loss on derivatives	(545,692)	119,687
Net settlements on derivative instruments	60,549	(8,339)
Net premiums on options that settled during the period	(13,004)	(9,516)
Other expenses	3,569	—
Adjusted EBITDAX	$457,205	$301,134

Operating Cash Margin
Operating cash margin is not a measure of operating income as determined by GAAP. Operating cash margin is a supplemental non-GAAP performance measure used by the Company as an indicator of the Company’s profitability and ability to manage its operating income. The Company defines operating cash margin as net loss before income tax benefit, other revenues, depreciation, depletion and amortization, exploration and abandonment costs, stock-based compensation, impairment on long-lived assets, acquisition costs, accretion of asset retirement obligations, other operating expense, net interest expense, gain on sale of property, restructuring and other termination costs, loss on early extinguishment of debt, (gain) loss on derivatives, change in TRA liability, interest income, and other income. The amounts included in the calculations of operating cash margin were computed in accordance with GAAP.
Operating cash margin is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in the Company’s condensed consolidated financial statements prepared in accordance with GAAP (including the notes), included in its SEC filings and posted on its website. The following table provides a reconciliation of operating cash margin to the GAAP financial measure of net loss attributable to Parsley Energy, Inc. stockholders.
Parsley Energy, Inc. and Subsidiaries
Operating Cash Margin
(Unaudited, in thousands, except for per unit data)

	Three Months Ended March 31,
	2020	2019
Operating cash margin reconciliation to net loss attributable to Parsley Energy Inc. stockholders:
Net loss attributable to Parsley Energy, Inc. stockholders	$(3,366,400)	$(24,064)
Net loss attributable to noncontrolling interests	(369,696)	(3,939)
Income tax benefit	(570,963)	(7,790)
Other revenues	(5,027)	(1,308)
Depreciation, depletion and amortization	274,680	173,723
Exploration and abandonment costs	561,611	22,994
Stock-based compensation	6,390	5,322
Impairment on long-lived assets	4,374,253	—
Acquisition costs	14,425	—
Accretion of asset retirement obligations	435	345
Other operating expense	169	(811)
Interest expense, net	41,679	33,002
Gain on sale of property	(10)	—
Restructuring and other termination costs(1)	30,018	—
Loss on early extinguishment of debt	21,388	—
(Gain) loss on derivatives	(545,692)	119,687
Change in TRA liability	(70,529)	—
Interest income	(249)	(291)
Other income	3,983	(58)
Operating cash margin	$400,465	$316,812
Operating cash margin per Boe	$22.34	$28.07

Average price per Boe, without realized derivatives	$31.23	$37.78
Operating cash margin percentage	72%	74%

(1)	Excludes $4.8 million of non-cash costs incurred related to accelerated vesting of stock-based compensation

Free Cash Flow (Outspend)
Free cash flow (outspend) is not a measure of net cash provided by operating activities as determined by GAAP. Free cash flow (outspend) is a supplemental non-GAAP financial measure that is used by the Company as an indicator of the Company’s ability to manage its operating cash flow (outspend), internally fund its exploration and development activities, pay dividends, and to service or incur additional debt. The Company defines free cash flow (outspend) as net cash provided by operating activities before changes in operating assets and liabilities, net of acquisitions and acquisition and cash restructuring costs related to the acquisition of Jagged Peak, less accrual-based development capital expenditures. The amounts included in the calculations of free cash flow (outspend) were computed in accordance with GAAP.
Free cash flow (outspend) is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in the Company’s condensed consolidated financial statements prepared in accordance with GAAP (including the notes), included in its SEC filings and posted on its website. The following table provides a reconciliation of free cash flow (outspend) to the GAAP financial measure of net cash provided by operating activities.
Parsley Energy, Inc. and Subsidiaries
Free Cash Flow (Outspend)
(Unaudited, in thousands)

	Three Months Ended March 31,
	2020	2019
Net cash provided by operating activities	$385,943	$213,059
Net change in operating assets and liabilities, net of acquisitions	(32,659)	57,958
Acquisition costs related to the acquisition of Jagged Peak	14,425	—
Restructuring costs related to the acquisition of Jagged Peak (excluding non-cash)	30,018	—
Total discretionary cash flow	397,727	271,017

Development of oil and natural gas properties	(281,871)	(352,650)
Additions to oil and natural gas properties - change in capital accruals	(96,893)	(53,654)
Total accrual-based development capital expenditures	(378,764)	(406,304)
Free cash flow (outspend)	$18,963	$(135,287)

Discretionary Cash Flow Per Share
Discretionary cash flow is not a measure of net cash provided by operating activities as determined by GAAP. Discretionary cash flow is a supplemental non-GAAP financial measure that is used by the Company as an indicator of the drivers of trends in our operating cash flows, such as production, realized sales prices and operating costs, because it disregards the timing of settlement of operating assets and liabilities. The Company defines discretionary cash flow as net cash provided by operating activities before changes in operating assets and liabilities, net of acquisitions and acquisition and cash restructuring costs related to the acquisition of Jagged Peak. The amounts included in the calculations of discretionary cash flow were computed in accordance with GAAP.
Discretionary cash flow is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in the Company’s condensed consolidated financial statements prepared in accordance with GAAP (including the notes), included in its SEC filings and posted on its website. The following table provides a reconciliation of discretionary cash flow (outspend) to the GAAP financial measure of net cash provided by operating activities.
Parsley Energy, Inc. and Subsidiaries
Discretionary Cash Flow Per Share
(Unaudited, in thousands)

	Three Months Ended March 31,
	2020	2019
Net cash provided by operating activities	$385,943	$213,059
Net change in operating assets and liabilities, net of acquisitions	(32,659)	57,958
Acquisition costs related to the acquisition of Jagged Peak	14,425	—
Restructuring costs related to the acquisition of Jagged Peak (excluding non-cash)	30,018	—
Total discretionary cash flow	$397,727	$271,017

Discretionary cash flow per diluted share	$0.99	$0.86

Weighted average common shares outstanding, class A	366,064	278,794
Weighted average common shares outstanding, class B	35,199	36,403
Adjusted weighted average common shares outstanding(1)	401,263	315,197

(1)	PE Units (and a corresponding number of shares of Class B common stock) can be exchanged for Class A common stock at an exchange ratio of one share of Class A common stock for each PE Unit (and corresponding share of Class B common stock) exchanged. As such, assumes the exchange of all outstanding PE Units (and corresponding shares of Class B common stock) for shares of Class A common stock.

Adjusted Net Income
Adjusted net income is not a measure of net income determined in accordance with GAAP. Adjusted net income is a supplemental non-GAAP performance measure used by the Company’s management to evaluate financial performance, prior to (gain) loss on derivatives, net settlements on derivative instruments, net premiums on options that settled during the period, gain on sale of property, restructuring and other termination costs, exploration and abandonment costs, impairment of long-lived assets, acquisition costs, change in TRA liability, loss on early extinguishment of debt, and other expenses, while adjusting for changes in noncontrolling interests, the associated changes in estimated income tax and changes to deferred tax asset valuation allowance. Management believes adjusted net income is useful because it may enhance investors’ ability to assess Parsley’s historical and future financial performance. Adjusted net income should not be considered an alternative to, or more meaningful than, consolidated net income (loss), operating income (loss), or any other measure of financial performance presented in accordance with GAAP. The following table presents a reconciliation of the non-GAAP financial measure of adjusted net income to the GAAP financial measure of net loss attributable to Parsley Energy, Inc. stockholders.
Parsley Energy, Inc. and Subsidiaries
Adjusted Net Income and Net Income Per Share
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2020	2019
Net loss attributable to Parsley Energy, Inc. stockholders	$(3,366,400)	$(24,064)
Adjustments:
(Gain) loss on derivatives	(545,692)	119,687
Net settlements on derivative instruments	60,549	(8,339)
Net premiums on options that settled during the period	(13,004)	(9,516)
Gain on sale of property	(10)	—
Restructuring and other termination costs	34,769	—
Exploration and abandonment costs	561,611	22,994
Impairment of long-lived assets	4,374,253	—
Acquisition costs	14,425	—
Change in TRA liability	(70,529)	—
Loss on early extinguishment of debt	21,388	—
Other expenses	3,569	—
Change in noncontrolling interests	(379,881)	(14,321)
Income taxes on above adjustments(1)	(303,144)	(24,132)
Adjustment to deferred tax asset valuation allowance(2)	(284,727)	—
Adjusted net income	$107,177	$62,309
Net loss per diluted share - as reported(1)	$(9.20)	$(0.09)
Adjustments:
(Gain) loss on derivatives	(1.49)	0.42
Net settlements on derivative instruments	0.17	(0.02)
Net premiums on options that settled during the period	(0.04)	(0.03)
Gain on sale of property	—	—
Restructuring and other termination costs	0.09	—
Exploration and abandonment costs	1.53	0.08
Impairment of long-lived assets	11.93	—
Acquisition costs	0.04	—
Change in TRA liability	(0.19)	—
Loss on early extinguishment of debt	0.06	—
Other expenses	0.01	—
Change in noncontrolling interests	(1.04)	(0.05)
Income taxes on above adjustments	(0.83)	(0.09)
Adjustment to deferred tax asset valuation allowance	(0.77)	—
Adjustment for change in weighted average share count	0.02	—
Adjusted net income per diluted share(4)	$0.29	$0.22
Basic weighted average shares outstanding - as reported(3)	366,064	278,794
Effect of dilutive securities:
Class B Common Stock	—	—
Restricted Stock and Restricted Stock Units	—	—
Diluted weighted average shares outstanding - as reported(3)	366,064	278,794
Effect of dilutive securities:
Class B Common Stock	—	—
Restricted Stock and Restricted Stock Units	610	369
Diluted weighted average shares outstanding for adjusted net income(4)	366,674	279,163

(1)	The assumed income tax rate is 27% for all periods.
(2)	Deferred tax valuation allowance has been adjusted to reflect the assumed income tax rate of 27% for all periods.
(3)
For the three months ended March 31, 2020 and 2019, the number of weighted average diluted shares used to calculate actual net loss per share is based on the fact that, under the “if converted” and “treasury stock” methods, Class B Common Stock and shares of restricted stock and restricted stock units, respectively, were not recognized because the effect would have been antidilutive.

(4)	For purposes of calculating adjusted net income per diluted share for the three months ended March 31, 2020 and 2019, Class B Common Stock was not recognized because the shares would have been antidilutive using the “if converted” method.

Open Derivatives Positions
Parsley Energy, Inc. and Subsidiaries
Open Crude Oil Derivatives Positions(1)

	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21
CUSHING
Swaps - Cushing (MBbls/d)(2)	11.0	11.0	11.0
Swap Price ($/Bbl)	$57.87	$57.87	$57.87
MIDLAND
Three Way Collars - Midland (MBbls/d)(3)		4.6	13.8
Short Call Price ($/Bbl)		$55.00	$51.65
Long Put Price ($/Bbl)		$40.00	$35.66
Short Put Price ($/Bbl)		$30.00	$25.66
Put Spreads - Midland (MBbls/d)(4)	3.3
Long Put Price ($/Bbl)	$50.00
Short Put Price ($/Bbl)	$40.00
Two Way Collars - Midland (MBbls/d)(5)	6.6	6.5	6.5
Short Call Price ($/Bbl)	$48.00	$48.00	$48.00
Long Put Price ($/Bbl)	$43.00	$43.00	$43.00
Swaps - Midland (MBbls/d)(2)	21.5	12.5	3.3	5.0	5.0	5.0	5.0
Swap Price ($/Bbl)	$31.83	$29.69	$32.60	$40.50	$40.50	$40.50	$40.50
MAGELLAN EAST HOUSTON (“MEH”)
Three Way Collars - MEH (MBbls/d)(3)	7.9	10.8	24.1	13.3	13.2	2.4	2.4
Short Call Price ($/Bbl)	$55.00	$55.00	$51.22	$64.38	$64.38	$55.00	$55.00
Long Put Price ($/Bbl)	$40.00	$40.00	$37.23	$53.13	$53.13	$40.00	$40.00
Short Put Price ($/Bbl)	$30.00	$30.00	$27.23	$43.13	$43.13	$30.00	$30.00
Put Spreads - MEH (MBbls/d)(4)	8.2	29.3	29.3
Long Put Price ($/Bbl)	$50.00	$36.11	$36.11
Short Put Price ($/Bbl)	$40.00	$26.11	$26.11
Swaps - MEH (MBbls/d)(2)	35.8	29.0	15.7	52.0	52.0	52.0	52.0
Swap Price ($/Bbl)	$29.58	$35.24	$39.28	$40.74	$40.74	$40.74	$40.74
BRENT
Two Way Collars - Brent (MBbls/d)(5)	3.3	6.5	6.5
Short Call Price ($/Bbl)	$52.10	$52.30	$52.30
Long Put Price ($/Bbl)	$47.10	$47.30	$47.30
Swaps - Brent (MBbls/d)(2)	7.9	11.2	6.3	22.0	22.0	22.0	22.0
Swap Price ($/Bbl)	$44.81	$41.77	$47.40	$44.46	$44.46	$44.46	$44.46
Total Hedged Volumes (MBbls/d)	105.6	121.4	116.5	92.3	92.2	81.4	81.4
Premium Realization ($MM)(6)	$8.1	$7.3	$7.3	$(2.0)	$(2.0)	$(0.7)	$(0.7)
Fixed Future Settlements ($MM)(7)	$16.7
Midland-Cushing Basis Swaps (MBbls/d)(8)	18.9	14.0	14.0
Basis Differential ($/Bbl)	$(1.00)	$(1.44)	$(1.44)
Rollfactor Swaps (MBbls/d)(9)	12.1	35.9	35.9
Swap Price ($/Bbl)	$(2.44)	$(2.44)	$(2.44)

Parsley Energy, Inc. and Subsidiaries
Open Natural Gas Derivatives Positions(1)

	2Q20	3Q20	4Q20
WAHA
Swaps - Waha (MMBtu/d)(2)	48,242	48,152	48,152
Swap Price ($/MMBtu)	$0.70	$0.90	$0.86

(1)	Hedge positions as of 5/1/2020. Prices represent the weighted average price of contracts scheduled for settlement during the period.
(2)	Parsley receives the swap price.
(3)	When the reference price (Midland, MEH, or Brent) is at or above the short call price, Parsley receives the short call price. When the reference price is between the long put price and the short put price, Parsley receives the long put price. When the reference price is below the short put price, Parsley receives the reference price plus the difference between the short put price and the long put price.
(4)	When the reference price is above the long put price, Parsley receives the reference price. When the reference price is between the long put price and the short put price, Parsley receives the long put price. When the reference price is below the short put price, Parsley receives the reference price plus the difference between the short put price and the long put price.
(5)	When the reference price is above the short call price, Parsley receives the short call price. When the reference price is between the short call price and the put price, Parsley receives the reference price. When the reference price is below the put price, Parsley receives the put price.
(6)	Premium realizations represent net premiums paid (including deferred premiums), which are recognized as income or loss in the period of settlement.
(7)
Dollar value of expected net settlements from monetization of certain MEH and Midland swap contracts. Monetized swap contracts have been eliminated by offsetting swaps and are not represented in the chart above.

(8)	Swaps that fix the basis differentials representing the index prices at which the Company sells its oil and gas produced in the Permian Basin less the WTI Cushing price and Henry Hub price, respectively.
(9)	These positions hedge the timing risk associated with Parsley’s physical sales. Parsley generally sells crude oil for the delivery month at a sales price based on the average NYMEX price during that month, plus an adjustment calculated as a spread between the weighted average prices of the delivery month, the next month, and the following month during the period when the delivery month is the first month.